FOR IMMEDIATE RELEASE	COMPANY CONTACT: Mike Hershberger
May 3, 2017	Chief Financial Officer
(813) 397 1187
mhershberger@hiiquote.com

Health Insurance Innovations, Inc. Reports Record First Quarter 2017

Financial and Operating Results

Record Revenue of $55.9 million, up 32% YOY

Record Diluted Earnings per Share of $0.58, up 385% YOY

Record Adjusted Earnings per Share of $0.36, up 112% YOY

Record Policies in force totaled approximately 345,000, up 34% YOY

Revised 2017 earnings guidance upwards

Tampa, FL— May 3, 2017 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading developer, distributor, and cloud-based administrator of affordable health insurance and supplemental plans announced financial results for the first quarter ended March 31, 2017. The Company will host a live conference call on Thursday, May 4, 2017 at 8:30 A.M. EST.

First Quarter 2017 Consolidated Financial Highlights

●	Record revenue was $55.9 million, an increase of 31.5% over $42.5 million in the first quarter of 2016.

●	Record total collections from customers (premium equivalents) of $90.9 million, an increase of 28.6% over $70.7 million in the first quarter of 2016.

●	Net Income attributable to Health Insurance Innovations, Inc was $5.8 million, an increase of 545.2% over $0.9 million in the first quarter of 2016.

●	Record adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $9.7 million, compared to $4.2 million in the first quarter of 2016, an increase of 127.1%.

●	GAAP diluted earnings per share was $0.58, compared to $0.12 in first quarter 2016, an increase of 385.2%.

●	Record adjusted earnings per share also referred to as Adjusted Net Income per Share, was $0.36 compared to $0.17 in the first quarter of 2016, an increase of 111.8%.

●	Record policies in force as of March 31, 2017, totaled approximately 345,000, a 33.8% increase from 257,900 as of March 31, 2016.

Premium equivalents, adjusted EBITDA, and adjusted EPS are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure below in this press release.

Revised 2017 Full Year Guidance

We are revising our guidance upwards for the full year 2017. We expect Revenue to grow 15% to 20% year-over-year ($212 million to $222 million), Adjusted EBITDA to grow 30% to 40% year-over-year ($36 million to $39 million) and Adjusted EPS to grow 25% to 35% ($1.40 to $1.50). Previously we guided to Revenue of $210 million to $220 million, Adjusted EBITDA of $33 million to $36 million and Adjusted EPS of $1.35 to $1.45.

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“Our record first quarter performance demonstrated continued strong demand for our products and solid execution as we continue to meet the affordable health care needs of our consumers. We will continue to focus on earnings growth and product innovation,” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

First Quarter 2017 Financial Discussion

First quarter revenues of $55.9 million increased 31.5%, compared to the first quarter of 2016, driven primarily by an increase in policies in force and accelerating IFP sales in the fourth quarter of 2016 and first quarter of 2017 through the ACA open enrollment period.

Total SG&A expenses were $15.3 million (27.3% of revenues) in the first quarter of 2017, compared to $12.0 million (28.2% of revenues) in the same period in 2016. Our core SG&A for the quarter – total SG&A less marketing leads and advertising, stock compensation, transaction, severance, restructuring and other costs – was $9.8 million (17.6% of revenues) in the first quarter of 2017, compared to $8.5 million (20.1% of revenues) in the same period of 2016.

EBITDA was $8.0 million in the first quarter of 2017, compared to $3.5 million in the same period in 2016, an increase of 131.0%.

Adjusted EBITDA was $9.7 million in the first quarter of 2017, an increase of 127.1% over $4.2 million in the same period in 2016. Adjusted EBITDA as a percentage of revenue was 17.3% in the first quarter of 2017, compared to 10.0% in the same period in 2016. Adjusted EBITDA is calculated as EBITDA, adjusted for items that are not part of regular operating activities, including restructuring costs, tax receivable adjustments and other non-cash items such as stock-based compensation. A reconciliation of net income to EBITDA and adjusted EBITDA for the three months ending March 31, 2017 and 2016 is included within this press release.

GAAP diluted earnings per share for the first quarter was $0.58, compared to $0.12 in the first quarter of 2016. Included in our GAAP earnings per diluted share is a $0.14 benefit that resulted from the early adoption of an accounting policy related to share-based payment transactions.

Adjusted EPS for the first quarter of 2017 was $0.36, compared to $0.17 in the prior year. A reconciliation of net income to adjusted net income per share is included within this press release.

The Company makes short-term loans to our distributors, based on actual sales, that we refer to as advanced commissions. These advanced commissions assist our distributors with cost-of-lead acquisition and provide working capital. We recover the loans from future commissions earned on premiums collected over the period in which policies renew. The first quarter advanced commission balance of $35.7 million is a decrease of $1.3 million from the fourth quarter of 2016.

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Cash and cash equivalents totaled $15.8 million at March 31, 2017, an increase of $3.6 million from December 31st 2016.

During the quarter, the Company announced a secondary underwritten public offering of 3,000,000 shares of its Class A common stock. All such shares were offered and sold by certain stockholders of the Company, which stockholders are entities owned and controlled by Michael Kosloske, the founder, Chief of Product Innovation, and a director of the Company. The selling stockholders received all of the net proceeds from the offering. The Company did not sell any shares in the offering. The offering closed on March 13, 2017. This transaction resulted in an $18.6 million increase in our deferred tax assets which was fully offset by a corresponding liability for future payments required under the tax receivable agreement as the Company recognizes sufficient income to utilize the deferred tax asset.

Conference Call and Webcast

The Company will host an earnings conference call on May 4, 2017 at 8:30 A.M. Eastern time. All interested parties can join the call by dialing (877) 407-9039; or (201) 689-8470; the conference ID is 13660546. A webcast of the call may be accessed in the Investor Relations section of Health Insurance Innovations’ website at http://investor.hiiquote.com/events.cfm. An archive of the call will be available for 30 days through the same website.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leader in developing innovative health insurance products that are affordable and meet the needs of health insurance plan shoppers. HIIQ develops insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HiiQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HIIQ’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,827	$12,214
Restricted cash	13,992	11,938
Accounts receivable, net, prepaid expenses and other current assets	2,477	2,815
Advanced commissions, net	35,714	37,001
Income taxes receivable	1,645	—
Total current assets	69,655	63,968
Property and equipment, net	4,278	4,022
Goodwill	41,076	41,076
Intangible assets, net	7,396	7,907
Deferred tax asset	28,604	8,181
Other assets	240	193
Total assets	$151,249	$125,347

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$28,958	$29,680
Deferred revenue	476	430
Income taxes payable	—	2,121
Due to member	3,844	3,282
Other current liabilities	76	126
Total current liabilities	33,354	35,639
Due to member	27,451	9,460
Other liabilities	217	170
Total liabilities	61,022	45,269
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 11,948,354 and 8,156,249 shares issued as of March 31, 2017 and December 31, 2016, respectively; and 11,817,183 and 8,036,705 shares outstanding as of March 31, 2017 and December 31, 2016, respectively)	12	8
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 3,841,667 and 6,841,667 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	4	7
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	—	—
Additional paid-in capital	65,164	47,849
Treasury stock, at cost (131,171 and 119,544 shares as of March 31, 2017 and December 31, 2016, respectively)	(1,307)	(1,122)
Retained earnings	7,254	1,420
Total Health Insurance Innovations, Inc. stockholders’ equity	71,127	48,162
Noncontrolling interests	19,100	31,916
Total stockholders’ equity	90,227	80,078
Total liabilities and stockholders’ equity	$151,249	$125,347

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Revenues (premium equivalents of $90,940 and $70,740 for the three months ended March 31, 2017 and 2016, respectively)	$55,868	$42,490
Operating expenses:
Third-party commissions	31,435	25,990
Credit card and ACH fees	1,183	883
Selling, general and administrative	15,257	11,970
Depreciation and amortization	938	735
Total operating expenses	48,813	39,578
Income from operations	7,055	2,912

Other (income) expense:
Interest (income) expense	(1)	55
TRA expense	—	185
Other expense	3	2
Net income before income taxes	7,053	2,670
(Benefit) provision for income taxes	(1,469)	384
Net income	8,522	2,286
Net income attributable to noncontrolling interests	2,688	1,381
Net income attributable to Health Insurance Innovations, Inc.	$5,834	$905

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.66	$0.12
Diluted	$0.58	$0.12
Weighted average Class A common shares outstanding
Basic	8,892,239	7,563,555
Diluted	10,051,369	7,699,866

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net income	$8,522	$2,286
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	821	486
Depreciation and amortization	938	735
Deferred income taxes	309	(110)
Changes in operating assets and liabilities:
Increase in restricted cash	(2,054)	(4,145)
Decrease in accounts receivable, prepaid expenses and other assets	291	91
Decrease (increase) in advanced commissions	1,287	(12,050)
(Increase) decrease in income taxes receivable	(1,645)	495
Decrease in income taxes payable	(2,121)	—
(Decrease) increase in accounts payable, accrued expenses and other liabilities	(677)	4,685
Increase in deferred revenue	46	67
Increase in due to member	—	185
Net cash provided by (used in) operating activities	5,717	(7,275)
Investing activities:
Capitalized internal-use software and website development costs	(669)	(746)
Purchases of property and equipment	(14)	(4)
Net cash used in investing activities	(683)	(750)
Financing activities:
Proceeds from borrowings under revolving line of credit	—	7,500
Payments for contingent acquisition consideration	—	(273)
Payments for noncompete obligation	(48)	(48)
Class A common stock withheld in treasury from restricted share vesting	(185)	(25)
Issuances of Class A common stock under equity compensation plans	9	—
Issuances of Class A common stock from treasury	—	14
(Distributions to) contributions from member	(1,197)	7
Net cash (used) provided by financing activities	(1,421)	7,175
Net increase (decrease) in cash and cash equivalents	3,613	(850)
Cash and cash equivalents at beginning of period	12,214	7,695
Cash and cash equivalents at end of period	$15,827	$6,845

Supplemental disclosure of non-cash investing activities:
Capitalized software and website development costs included in accounts payable	—	14
Supplemental disclosure of non-cash financing activities:
Change in due to member related to Exchange Agreement	18,619	—
Change in deferred tax asset related to Exchange Agreement	(20,732)	—
Issuance of Class A common stock in a private offering related to Exchange Agreement	16,484	—
Exchange of Class B membership interests related to Exchange Agreement	(14,371)	—
Declared but unpaid distribution to member of Health Plan Intermediaries Holdings, LLC	2,695	—

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended March 31,
	2017	2016
Net income	$8,522	$2,286
Interest (income) expense	(1)	55
Depreciation and amortization	938	735
(Benefit) provision for income taxes	(1,469)	384
EBITDA	7,990	3,460
Non-cash stock-based compensation	821	486
Transaction costs	306	—
Tax receivable agreement liability adjustment	—	185
Severance, restructuring and other charges	533	119
Adjusted EBITDA	$9,650	$4,250

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended March 31,
	2017	2016
Net income	$8,522	$2,286
Interest (income) expense	(1)	55
Amortization	511	557
Provision (benefit) for income taxes	(1,469)	384
Non-cash stock-based compensation	821	486
Transaction costs	306	—
Tax receivable agreement liability adjustment	—	185
Severance, restructuring and other charges	533	119
Adjusted pre-tax income	9,223	4,072
Pro forma income taxes	(3,505)	(1,547)
Adjusted net income	$5,718	$2,525
Total weighted average diluted share count	16,093	14,542
Adjusted net income per share	$0.36	$0.17

(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

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(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items that are not part of regular operating activities, including acquisition costs, and other non-cash items such as non-cash stock-based compensation. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense and other items that are not part of regular operating activities, including acquisition costs, restructuring costs, contract termination costs, tax receivable agreement liability adjustments, and other non-cash items such as non-cash stock-based compensation and fair value adjustment to contingent consideration. From adjusted pre-tax net income we apply a pro forma tax expense calculated at an assumed rate of 38%. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in their evaluation of our company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of diluted Class A and Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended March 31,
	2017	2016
Premium equivalents	$90,940	$70,740
Less risk premium	33,541	26,882
Less amounts earned by third party obligors	1,531	1,368
Revenues	$55,868	$42,490

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, enrollment fees, and third-party commissions and referral fees. All amounts not paid out as risk premium to carriers or paid out to other third-party obligors are considered to be revenues for financial reporting purposes. We have included premium equivalents in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

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Summary of selected metrics

(unaudited)

($ in thousands)

	Submitted Applications during Three Months Ended March 31,
	2017	2016	Change (%)
IFP	117,100	95,400	23%
Supplemental products	88,300	96,800	(9%)
Total	205,400	192,200	7%

	Policies in Force Three Months Ended March 31,
	2017	2016	Change (%)
IFP	173,700	115,300	51%
Supplemental products	171,300	142,600	20%
Total	345,000	257,900	34%

	Submitted IFP Applications by Channel
	Q1’16	Q2’16	Q3’16	Q4’16	Q1’17
Agile	23,100	16,000	21,100	22,400	31,800
All Others	72,300	49,000	45,700	62,900	85,300
Total	95,400	65,000	66,800	85,300	117,100

	Core SG&A as a Percentage of Revenue
	Q1’16	Q2’16	Q3’16	Q4’16	Q1’17
Total SG&A	$11,970	$11,697	$11,853	$16,007	$15,257
Less: Stock-based compensation	486	482	393	2,430	821
Less: Transaction costs	-	-	-	-	306
Less: Severance, restructuring and other charges	119	103	224	2,163	533
Less: Marketing and Advertising	2,820	2,449	2,875	2,912	3,787
Core SG&A	$8,545	$8,663	$8,361	$8,502	$9,810
% of Revenue	20.1%	19.5%	18.1%	16.5%	17.6%

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Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiquote.com

Investor Contact:

Investor Relations office

(813) 397-1187

IR@hiiquote.com

Media Contact for AgileHealthInsurance.com & HealthPocket.com:

Amy Fletcher

(720) 350-3144

info@afmcommunications.com

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